                                                                     EXHIBIT 3.7



                                     BY-LAWS

                                       OF

                         AMERICAN BUILDING CONTROL, INC.

                                   AS AMENDED

                                       TO

                                  JUNE 7, 2002

                                TABLE OF CONTENTS


                                    ARTICLE I

OFFICES

   Section 1.  Registered Office.............................................1
   Section 2.  Other Offices.................................................1

                                   ARTICLE II

MEETINGS OF SHAREHOLDERS

   Section 1.  Time and Place of Meetings....................................1
   Section 2.  Annual Meetings...............................................1
   Section 3.  Notice of Annual Meetings.....................................1
   Section 4.  Special Meetings..............................................1
   Section 5.  Notice of Special Meetings....................................1
   Section 6.  Quorum........................................................1
   Section 7.  Organization..................................................2
   Section 8.  Voting........................................................2
   Section 9.  List of Shareholders..........................................2
   Section 10. Inspectors of Votes...........................................3
   Section 11. Actions Without a Meeting.....................................3

                                   ARTICLE III

BOARD OF DIRECTORS

   Section 1.  Powers........................................................3
   Section 2.  Number, Qualification, and Term of Office.....................3
   Section 3.  Resignations..................................................3
   Section 4.  Removal of Directors..........................................4
   Section 5.  Vacancies.....................................................4

MEETINGS OF THE BOARD OF DIRECTORS

   Section 6.  Place of Meetings.............................................4
   Section 7.  Annual Meetings...............................................4
   Section 8.  Regular Meetings..............................................4
   Section 9.  Special Meetings; Notice......................................4
   Section 10. Quorum and Manner of Acting...................................4
   Section 11. Remuneration..................................................5

COMMITTEES OF DIRECTORS

   Section 12. Executive Committee; How Constituted and Powers...............5
   Section 13. Organization..................................................5
   Section 14. Meetings......................................................5
   Section 15. Quorum and Manner of Acting...................................6

   Section 16. Other Committees..............................................6
   Section 17. Alternate Members of Committees...............................6
   Section 18. Minutes of Committees.........................................6

GENERAL

   Section 19. Actions Without a Meeting.....................................6
   Section 20. Presence at Meetings by Means of Communications Equipment.....6

                                   ARTICLE IV

NOTICES

   Section 1.  Type of Notice................................................7
   Section 2.  Waiver of Notice..............................................7
   Section 3.  When Notice Unnecessary.......................................7

                                    ARTICLE V

OFFICERS

   Section 1.  General.......................................................7
   Section 2.  Election or Appointment.......................................8
   Section 3.  Salaries of Elected Officers..................................8
   Section 4.  Term..........................................................8
   Section 5.  Chairman of the Board.........................................8
   Section 6.  Vice Chairman of the Board....................................8
   Section 7.  Chief Executive Officer Vice Presidents.......................8
   Section 8.  President.....................................................8
   Section 9.  Chief Operating Officer.......................................8
   Section 10. Chief Financial Officer.......................................8
   Section 11. Vice President................................................9
   Section 12. Assistant Vice President......................................9
   Section 13. Secretary.....................................................9
   Section 14. Assistant Secretary...........................................9
   Section 15. Treasurer.....................................................9
   Section 16. Assistant Treasurer..........................................10
   Section 17. Controller...................................................10
   Section 18. Assistant Controllers........................................10

                                   ARTICLE VI

INDEMNIFICATION

   Section 1.  Actions Other Than by or in the Right of the Corporation.....10
   Section 2.  Actions by or in the Right of the Corporation................11
   Section 3.  Determination of Right to Indemnification....................11
   Section 4.  Right to Indemnification.....................................11
   Section 5.  Prepaid Expenses.............................................11
   Section 6.  Right to Indemnification upon Application; Procedure upon
               Application..................................................11
   Section 7.  Other Rights and Remedies....................................12

   Section 8.  Insurance....................................................12
   Section 9.  Mergers......................................................12
   Section 10. Savings Provision............................................12

                                   ARTICLE VII

CERTIFICATES REPRESENTING STOCK

   Section 1.  Right to Certificate.........................................12
   Section 2.  Facsimile Signatures.........................................13
   Section 3.  New Certificates.............................................13
   Section 4.  Transfers....................................................13
   Section 5.  Record Date..................................................13
   Section 6.  Registered Shareholders......................................14

                                  ARTICLE VIII

GENERAL PROVISIONS

   Section 1.  Dividends....................................................14
   Section 2.  Reserves.....................................................14
   Section 3.  Annual Statement.............................................14
   Section 4.  Checks.......................................................14
   Section 5.  Fiscal Year..................................................14
   Section 6.  Corporate Seal...............................................15

                                   ARTICLE IX

AMENDMENTS     .............................................................15

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 50 days before the date of the meeting.

         Section 4. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the President, the Board of Directors or at the request in writing of the holders of not less than ten percent (10%) of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting, unless the Certificate of Incorporation provides for a different percentage, in which event such provision of the Certificate of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 50 days before the date of the meeting, except that if the authorized shares are to be increased, at least 30 days notice shall be given.

         Section 6. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 7. Organization. At each meeting of the shareholders, the Chairman of the Board or the President, determined as provided in Article V of these By-Laws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a shareholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these By-Laws as the record date for the determination of shareholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the shareholders by the shareholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such shareholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the shareholders all matters, except where other provision is made by law, the Certificate of Incorporation, or these By-Laws, shall be decided by the vote of a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such shareholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any shareholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         Section 10. Inspectors of Votes. At each meeting of the shareholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a shareholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

         Section 11. Actions Without a Meeting. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or done by the shareholders.

         Section 2. Number, Qualification, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than two (2). Within the limits above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors. Directors need not be shareholders. The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 4 and 5 of this Article III, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of shareholders. Such election shall be by written ballot.

         Section 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote by written ballot of a majority in voting interest of the shareholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the shareholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the shareholders at such meeting or, if not so filled, by the Board of Directors as provided in Section 5 of this
Article III.

         Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 6. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 9. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on 48 hours' notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the President or on the written request of any director. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

         Section 10. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation after such adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 11. Remuneration. The Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. Further, the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                             COMMITTEES OF DIRECTORS

         Section 12. Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these By-Laws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

         Section 13. Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

         Section 14. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or by any member of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

         Section 15. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

         Section 16. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the Delaware General Corporation Law, and the Certificate of Incorporation and these By-Laws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

         Section 17. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 18. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

                                     GENERAL

         Section 19. Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 20. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or shareholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

         Section 3. When Notice Unnecessary. Whenever, under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws, any notice is required to be given to any shareholder, such notice need not be given to the shareholder if:

         (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

         (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period,

have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                                    ARTICLE V

                                    OFFICERS

         Section 1. General. The Board of Directors shall elect or appoint any such officers as the Board of Directors deems appropriate, including any one or more of the following officers: Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, Controller, Assistant Controller, and such other officers as may be deemed necessary or advisable by the Board of Directors from time to time. The Board of Directors may elect two persons to the same office and the titles of such persons shall be as designated by the Board of Directors (e.g.-Co-Chief Executive Officers or Joint Chief Executive Officers). Two or more offices may be held by the same person.

         Section 2. Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint the officers of the Corporation. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time by the Board of Directors.

         Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors or a designated committee thereof.

         Section 4. Term. Each person elected to serve as an officer of the Corporation shall hold office until his or her successor is duly elected or appointed and qualified or until the officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors or a designated committee thereof. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

         Section 5. Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation and shall report directly to the Board of Directors. The Chairman of the Board shall preside when present at all meetings of the Board of Directors and shall preside when present at all meetings of the shareholders. The Chairman of the Board shall exercise such other powers and perform such other duties as the Board of Directors may from time to time determine.

         Section 6. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside when present at all meetings of the Board of Directors and shall preside when present at all meetings of the shareholders. The Vice Chairman of the Board shall exercise such other powers and perform such other duties as the Board of Directors or the Chairman of the Board may from time to time determine.

         Section 7. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be subject to the control of the Board of Directors, and shall report directly to the Board of Directors. The Chief Executive Officer shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside when present at all meetings the Board of Directors and at all meetings of the shareholders. The Chief Executive Officer title may be referred to or written as "CEO."

         Section 8. President. The President shall perform such duties in connection with the operation of the Corporation as the Chief Executive Officer shall from time to time determine and, in the absence of a Chief Executive Officer, as determined by the Board of Directors. The President shall report as directed by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors.

         Section 9. Chief Operating Officer. The Chief Operating Officer shall perform such duties in connection with the operation of the Corporation as the Chief Executive Officer shall from time to time determine and, in the absence of a Chief Executive Officer, as determined by the Board of Directors. The Chief Operating Officer shall report to the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Operating Officer title may be referred to or written as "COO."

         Section 10. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform such duties as the Chief Executive Officer may from time to time determine and, in the absence of a Chief Executive

Officer, as determined by the Board of Directors. The Chief Financial Officer shall report to the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Financial Officer title may be referred to or written as "CFO."

         Section 11. Vice President. The Vice Presidents shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time determine or as determined by another officer designated by the Chief Executive Officer and, in the absence of a Chief Executive Officer, as determined by the Board of Directors. The Vice Presidents shall report as directed by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Executive Officer or the Board of Directors may use such terms in the designation of a Vice President as deemed appropriate (e.g.-Executive Vice President and Senior Vice President).

         Section 12. Assistant Vice President. The Assistant Vice Presidents shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time determine or as determined by another officer designated by the Chief Executive Officer and, in the absence of the Chief Executive Officer, as determined by the Board of Directors. The Assistant Vice Presidents shall report as directed by the Chief Executive Officer or in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Executive Officer or the Board of Directors may use such terms in the designation of an Assistant Vice President as deemed appropriate.

         Section 13. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all proceedings of the meetings of the Board of Directors and all meetings of the shareholders in a book to be kept for that purpose and shall perform like duties of any committee of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board of Directors and meetings of shareholders, and shall exercise such powers and perform such other duties as the Chief Executive Officer may from time to time determine, and in the absence of the Chief Executive Officer, as determined by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by such Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the signature of such other officer. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties of the office of secretary of a corporation. The Secretary shall report as directed by the Chief Executive Officer, or in the absence of the Chief Executive Officer, as directed by the Board of Directors.

         Section 14. Assistant Secretary. The Assistant Secretary shall, in the absence of the Secretary, exercise the powers and perform the duties of the Secretary and shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time determine or as determined by another officer designated by the Chief Executive Officer and, in the absence of the Chief Executive Officer, as determined by the Board of Directors. The Assistant Secretary shall report as directed by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors.

         Section 15. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, when the Board of Directors so requires, an account of all of the Treasurer's transactions. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Chief Financial Officer, if one is so designated, and the Treasurer shall perform such other duties as may be determined by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as determined by the Board of Directors.

         Section 16. Assistant Treasurer. The Assistant Treasurer shall assist the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer may from time to time determine or, in the absence of the Chief Executive Officer, as determined by the Board of Directors.

         Section 17. Controller. The Controller shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. The Controller shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. The Controller shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, the Controller shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Chief Financial Officer, if one is so designated, and the Controller shall perform such other duties as may be determined by the Chief Executive Officer or the Chief Financial Officer and, in the absence of the Chief Executive Officer and the Chief Financial Officer, as determined by the Board of Directors.

         Section 18. Assistant Controller. The Assistant Controller shall assist the Controller, and in the absence of the Controller or in the event of the Controller's inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 1. Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all of such persons being hereafter referred to in this Article as a "Corporate Functionary"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made
(i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the shareholders.

         Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5. Prepaid Expenses. Expenses incurred by a Corporate Functionary in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 6. Right to Indemnification upon Application; Procedure upon Application. Any indemnification of a Corporate Functionary under Sections 2, 3 or 4, or any advance of expenses under Section 5, of this Article VI shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under Sections 2, 3 or 5 of this Article VI, a determination is reasonably and promptly made by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, that such Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If there are no such directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article VI shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         Section 7. Other Rights and Remedies. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification and/or advancement of expenses may be entitled under any other provision of these By-Laws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these By-Laws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

         Section 8. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or the Delaware General Corporation Law.

         Section 9. Mergers. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 10. Savings Provision. If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

                                   ARTICLE VII

                         CERTIFICATES REPRESENTING STOCK

         Section 1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in
Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

         Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

         Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Record Date. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted, and

               (i) not more than 50 days nor less than 10 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,

              (ii) not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the shareholders in writing to corporate action without a meeting, or

             (iii) not more than 50 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or other lawful action of the corporation, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the Board of Directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be 30 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

         Section 4. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

         These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-Laws be contained in the notice of such special meeting.